EXHIBIT 5.10

[Letterhead of Harney Westwood & Riegels LLP]

19 December 2012

Reynolds Group Holdings Limited

Level Nine

148 Quay Street

Auckland 1140 New Zealand

Reynolds Group Issuer Inc.

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer LLC

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer (Luxembourg) S.A.

6C Rue Gabriel Lippmann,

L-5365 Munsbach, Grand Duchy of Luxembourg

Dear Sirs

CSI Latin American Holdings Corporation, Company No. 146057 (the “Company”)

Registration Statement on Form F-4

1.	We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands legal counsel to the Company in connection with:

(a)	the Senior Secured Notes Indenture, dated as of 28 September 2012 in respect of US$3,250,000,000 aggregate principal amount of 5.750% senior secured notes due 2020 among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (Luxembourg) S.A., The Bank of New York Mellon, as trustee, principal paying agent, registrar, collateral agent and transfer agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited as additional collateral agent (the “September 2012 Senior Secured Notes Indenture”);

(b)	the first supplemental indenture to the September 2012 Senior Secured Notes Indenture dated as of 7 November 2012 (the “Supplemental Indenture”), among the Issuers (as defined therein), Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, registrar, transfer agent and collateral agent, The Bank of New York Mellon, London Branch, as paying agent, Wilmington Trust (London) Limited, as additional collateral agent, and certain Senior Secured Note Guarantors (as defined in the September 2012 Senior Secured Notes Indenture;

(together, the “Documents”) and the preparation of an F-4 exchange offer registration statement.

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	copies of the executed Documents;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 13 December 2012;

(c)	a copy of the unanimous written resolutions of the directors of the Company dated 16 October 2012 approving the Company’s entry into, and authorising the execution and delivery by the Company of the Documents (the “Board Resolutions”);

(d)	a copy of the written resolutions of the sole member of the Company dated 16 October 2012 approving the Company’s entry into, and execution of, the Documents (the “Shareholder Resolutions”);

(e)	a copy of the power of attorney dated 16 October 2012 (the “Power of Attorney”) granted by the Company in favour of the persons named therein in relation to the execution of the Documents;

(f)	information revealed by our searches of:

(i)	the records and information certified by Codan Trust Company (BVI) Limited, the registered agent of the Company, on 13 December 2012 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 18 December 2012; and

(iii)	the records of proceedings on file with, and available for inspection on 18 December 2012 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

We have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(f)	that the Documents constitute valid, legally binding and enforceable obligations of the Company under the laws of New York by which law they are expressed to be governed; that the Documents have been duly executed in accordance with the laws of New York and any other applicable foreign laws; and that no matters arising under any foreign law will affect the views expressed in this opinion;

(g)	that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Documents except as expressly disclosed in the Board Resolutions; and

(h)	that the Board Resolutions, Shareholder Resolutions and Power of Attorney remain in full force and effect.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Capacity and Power. The Company has full capacity to enter into and perform its obligations under the Documents and the Company has taken all necessary action to authorise its entry into the Documents and the exercise of its rights and the performance of its obligations under the Documents.

(c)	Due Execution. The Supplemental Indenture has been duly executed for and on behalf of the Company.

(d)	Non-conflict. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations and the exercise of any its rights pursuant to the Documents do not and will not conflict with:

(i)	any laws, rules, regulations or orders of the British Virgin Islands; or

(ii)	the Memorandum and Articles of Association of the Company.

(e)	Consents. No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of its obligations and the exercise of its rights pursuant to the Documents.

(f)	Registrations. It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company or the rights of any of the parties to the Documents that they or any other document be notarised, filed, registered or recorded in the British Virgin Islands.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin

Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Documents. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

6.	We understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of British Virgin Islands law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of British Virgin Islands law, as applicable, upon this opinion.

7.	We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully

HARNEY WESTWOOD & RIEGELS LLP

/s/ Harney Westwood & Riegels LLP

4